UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2011

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 6, 2010, AGL Resources Inc., a Georgia corporation (“AGL Resources”) and Nicor Inc., an Illinois corporation (“Nicor”), announced that their respective boards of directors approved, and the parties entered into, an Agreement and Plan of Merger (the “Merger Agreement”) by and among AGL Resources, Nicor, Ottawa Acquisition LLC, an Illinois limited liability company, and Apollo Acquisition Corp., an Illinois corporation. A copy of the Merger Agreement was filed as Exhibit 2.1 to our Current Report on Form 8-K with the SEC on December 7, 2010.

Pursuant to Section 5.20 of the Merger Agreement, the board of directors of the combined company shall be comprised of the twelve current directors of AGL Resources and four directors designated by Nicor, subject to the approval of AGL Resources (each, a “Company Designee”).  On August 2, 2011, the board of directors of AGL Resources considered and approved Nicor’s four Company Designees to be elected to the AGL Resources board of directors upon the close of the proposed merger.  They are Norman R Bobins, Brenda J. Gaines, Armando J. Olivera and John E. Rau.  The AGL Resources board of directors will formally elect the Company Designees to the AGL Resources board of directors by unanimous written consent prior to the closing of the proposed merger and their terms will be effective as of the Effective Time of the merger (as defined in the Merger Agreement).  At that time each of the Company Designees will be appointed to one or more committees of the AGL Resources board of directors.  Upon the effectiveness of their election to the board of directors, Messrs. Bobins, Olivera and Rau and Ms. Gaines will receive AGL Resources’ standard non−employee director compensation package.

Mr. Bobins, age 68, is President and Chief Executive Officer, since 2008, of Norman Bobins Consulting LLC (independent consulting) and has been a director of Nicor since 2007.  Mr. Bobins has held several senior executive positions at various banking institutions, including LaSalle Bank Corporation, which was one of the largest bank holding companies in the Midwest, and where Mr. Bobins served as Chairman, Chief Executive Officer and President.

Ms. Gaines, age 62, has been retired since 2004 and was formerly Chief Executive Officer, 2002-2004, and President, 1999-2004, of Diners Club North America, a division of Citigroup (charge/credit cards) and has been a director of Nicor since 2006.

Mr. Olivera, age 61, is President and Chief Executive Officer, since 2003, of Florida Power & Light Company (electric utility) and has been a director of Nicor since 2008.  Mr. Olivera is a 38-year veteran of the Florida Power and Light Company, a large electric utility with over $10 billion in annual revenue.

Mr. Rau, age 63, is President and Chief Executive Officer, since 2002, of Miami Corporation (private asset management), has been a director of Nicor since 1998 and Lead Director since 2006.  Mr. Rau has served as Chief Executive Officer at two major public companies and dean of Indiana University’s Kelley School of Business.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated August 2, 2011 announcing four Nicor Designees selected to serve on board of directors of merged companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: August 2, 2011	/s/Paul R. Shlanta
Executive Vice President, General Counsel and Chief Ethics and Compliance Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated August 2, 2011 announcing four Nicor Designees selected to serve on board of directors of merged companies.